EXHIBIT 15.1

December 11, 2024

The Board of Directors and Shareholder of Nevada Power Company

6226 West Sahara Avenue

Las Vegas, Nevada, 89146

We are aware that our reports dated May 3, 2024, August 2, 2024 and November 1, 2024, on our review of interim financial information of Nevada Power Company appearing in Nevada Power Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 respectively, are incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada